SSGA MASTER TRUST

SSGA ACTIVE ETF TRUST

SPDR SERIES TRUST AND

SPDR INDEX SHARES FUNDS

POWER OF ATTORNEY

Each of the undersigned Trustees and Officer of SSgA Master Trust, SSgA Active ETF Trust, SPDR® Series Trust, and SPDR® Index Shares Funds (the “Trusts”) hereby constitutes and appoints Laura Dell, Matthew Flaherty, Christopher A. Madden, Esq., Danio Mastropieri, Esq., Mark E. Tuttle, Esq., and Joshua Weinberg, Esq. each of them with full powers of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name and on his or her behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, and all other documents, filed by the Trust or its affiliates with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust or its affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, the securities, Blue Sky and/or corporate/trust laws of any state or other jurisdiction, including all documents necessary to ensure the Trust has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his or her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted with respect to the Trust concerning the filings and actions described herein.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 21st day of August 2013.

SIGNATURE	TITLE

/s/ Bonny E. Boatman	Trustee
Bonny E. Boatman

/s/ Dwight Churchill_	Trustee
Dwight Churchill

/s/ David M. Kelly	Trustee
David M. Kelly

/s/ Frank Nesvet	Trustee
Frank Nesvet

/s/ Carl G. Verboncoeur	Trustee
Carl G. Verboncoeur

/s/ James E. Ross	Trustee
James E. Ross

/s/ Ellen M. Needham	President and Chief Executive Officer
Ellen M. Needham

/s/ Chad Hallett	Treasurer and Principal Financial Officer
Chad Hallett

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